UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2018

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 29th Floor		10001
New York, NY
(Address of Principal Executive Offices)		(Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2018, Varonis Systems, Inc. (the “Company”) approved an amendment to the employment agreements between the Company and Mr. Yakov Faitelson, Chief Executive Officer and President of the Company, Mr. Guy Melamed, Chief Financial Officer and Chief Operating Officer of the Company, and James O’Boyle, Senior Vice President of Worldwide Sales of the Company, respectively (the “Amendments”). The Amendments became effective on August 27, 2018.

The Amendments provide, among other things, that, in the event that any payments treated as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code (the “Code”) made to the executive would fail to be deductible to the Company due to the impact of Section 280G of the Code, and subject the executive to the excise tax provisions of Section 4999 of the Code, such payments would be reduced to an amount that would not trigger the loss of deduction and excise tax, unless the executive would be in a better economic position (on an after-tax basis) in receiving all amounts and paying the excise tax (and all other required taxes). The approach of the Amendments, commonly referred to as the “best net” approach, replaces a cap on total payments to the executives to the amount that would not be subject to the loss of deductibility to the Company and the excise tax on the executive. No executive is entitled to receive gross-ups or tax reimbursements from the Company with respect to any excise taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of August 27, 2018, by and between Varonis Systems, Inc. and Mr. Yakov Faitelson
10.2	Amendment to Employment Agreement, dated as of August 27, 2018, by and between Varonis Systems, Inc. and Mr. Guy Melamed
10.3	Amendment to Employment Agreement, dated as of August 27, 2018, by and between Varonis Systems, Inc. and Mr. James O’Boyle

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: August 31, 2018	By: /s/ Yakov Faitelson
Name: Yakov Faitelson
Title: Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of August 27, 2018, by and between Varonis Systems, Inc. and Mr. Yakov Faitelson
10.2	Amendment to Employment Agreement, dated as of August 27, 2018, by and between Varonis Systems, Inc. and Mr. Guy Melamed
10.3	Amendment to Employment Agreement, dated as of August 27, 2018, by and between Varonis Systems, Inc. and Mr. James O’Boyle

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